SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-NAVISTAR INTER CORP

          GABELLI FUNDS, LLC
               THE GABELLI VALUE FUND,INC.
                                 5/11/99           15,000-           55.5189
                                 5/07/99           20,000-           54.2466
                                 5/06/99            5,000-           53.6982
                                 5/04/99            5,000-           53.9707
                                 4/29/99           25,000-           51.9691
                                 4/26/99           15,000-           49.0734
                                 3/25/99            5,000-           40.7986
               THE GABELLI EQUITY TRUST,INC.
                                 5/12/99           15,000-           55.4482
                                 5/11/99            5,000-           55.6981
                                 5/05/99              300-           52.8857
                                 5/04/99            1,700-           52.8857
                                 4/29/99            8,000-           51.9691
                                 4/22/99            5,000-           46.4485
               THE GABELLI ASSET FUND
                                 5/12/99           10,000-           55.4482
                                 4/28/99            5,000-           48.8859
               THE GABELLI CAPITAL ASSET FUND
                                 4/26/99            3,000-           48.1984
          GAMCO INVESTORS, INC.
                                 4/23/99              300              *DI
                                 5/18/98            2,600              *DI
                                 5/12/99            5,000-           55.5000
                                 5/11/99            7,000-           55.3930
                                 5/10/99           10,000-           54.4950
                                 5/10/99           25,000-           54.4950
                                 5/10/99           10,000-           54.8281
                                 5/07/99            5,000-           53.9688
                                 5/07/99            5,000-           54.0750
                                 5/06/99            2,000-           53.9375
                                 5/05/99            3,000-           52.4375
                                 5/05/99            5,000-           52.3750
                                 5/04/99            2,000-           53.1875
                                 5/03/99            2,000-           52.1250
                                 5/03/99            4,000-           51.7656
                                 5/01/99           40,000-             *DO
                                 4/30/99            2,000-           51.2563
                                 4/29/99            2,000-           51.3750
                                 4/29/99            1,000-             *DO








                                             SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-NAVISTAR INTER CORP

          GAMCO INVESTORS, INC.
                                 4/28/99            5,000-           47.6250
                                 4/27/99            4,000-           49.1250
                                 4/22/99            3,000-           47.5417
                                 4/22/99            4,500-           46.7083
                                 3/15/99            2,000            37.8125








































          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.